Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-206859-01) of DCT Industrial Operating Partnership LP and subsidiaries and in the related Prospectus of our report dated February 16, 2018, with respect to the consolidated financial statements and schedule of DCT Industrial Operating Partnership LP and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2017.
/s/ Ernst & Young LLP
Denver, Colorado
February 16, 2018